Filed pursuant to Rule 433
                                                         File No.: 333-143751-05


The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and the offering. You may get these documents at no charge by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus at no charge if you request by calling toll-free 1-877-858-5407.

                                              THE SERIES 2007-16 CERTIFICATES


                   Initial          Pass-      Exchangeable/
                  Principal        Through     Exchangeable
  Class          Balance(1)         Rate         REMIC(2)           Principal Types              Interest Types             CUSIP
------------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-1       $741,958,000     6.000%           ER      Super Senior, Pass-Through           Fixed Rate               94986L AA2
Class I-A-2       $577,362,000     6.000%           E       Super Senior, Sequential Pay         Fixed Rate               94986L AB0
Class I-A-3        $16,204,000     6.000%           E       Super Senior, Sequential Pay         Fixed Rate               94986L AC8
Class I-A-4       $148,392,000     6.000%           E       Super Senior, Lockout                Fixed Rate               94986L AD6
Class I-A-5       $635,964,000       (3)            E       Super Senior, Pass-Through           Floating Rate            94986L AE4
Class I-A-6       $105,994,000       (3)            E       Super Senior, Pass-Through           Inverse Floating Rate    94986L AF1
Class I-A-7        $21,177,000     6.000%          N/A      Super Senior Support, Pass-Through   Fixed Rate               94986L AG9
Class I-A-R               $100     6.000%          N/A      Senior, Sequential Pay               Fixed Rate               94986L AH7
Class I-A-PO       $15,654,491     0.000%          N/A      Senior, Ratio Strip                  Principal Only           94986L AJ3
Class II-A-1      $501,847,000     6.000%           ER      Super Senior, Pass-Through           Fixed Rate               94986L AK0
Class II-A-2      $335,007,000     6.000%           E       Super Senior, Sequential Pay         Fixed Rate               94986L AL8
Class II-A-3       $66,471,000     6.000%           E       Super Senior, Sequential Pay         Fixed Rate               94986L AM6
Class II-A-4      $100,369,000     6.000%           E       Super Senior, Lockout                Fixed Rate               94986L AN4
Class II-A-5      $430,154,000       (3)            E       Super Senior, Pass-Through           Floating Rate            94986L AP9
Class II-A-6       $71,693,000       (3)            E       Super Senior, Pass-Through           Inverse Floating Rate    94986L AQ7
Class II-A-7       $23,610,000     6.000%          N/A      Super Senior Support, Pass-Through   Fixed Rate               94986L AR5
Class II-A-PO         $965,162     0.000%          N/A      Senior, Ratio Strip                  Principal Only           94986L AS3
Class I-B-1        $12,806,000     6.000%          N/A      Subordinated                         Fixed Rate               94986L AT1
Class I-B-2         $3,602,000     6.000%          N/A      Subordinated                         Fixed Rate               94986L AU8
Class I-B-3         $1,601,000     6.000%          N/A      Subordinated                         Fixed Rate               94986L AV6
Class II-B-1       $12,926,000     6.000%          N/A      Subordinated                         Fixed Rate               94986L AW4
Class II-B-2        $4,126,000     6.000%          N/A      Subordinated                         Fixed Rate               94986L AX2
Class II-B-3        $1,650,000     6.000%          N/A      Subordinated                         Fixed Rate               94986L AY0
------------------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
Class I-B-4         $1,600,000     6.000%          N/A      Subordinated                         Fixed Rate               94986L AZ7
Class I-B-5           $801,000     6.000%          N/A      Subordinated                         Fixed Rate               94986L BA1
Class I-B-6         $1,200,834     6.000%          N/A      Subordinated                         Fixed Rate               94986L BB9
Class II-B-4        $2,476,000     6.000%          N/A      Subordinated                         Fixed Rate               94986L BC7
Class II-B-5          $825,000     6.000%          N/A      Subordinated                         Fixed Rate               94986L BD5
Class II-B-6        $1,650,468     6.000%          N/A      Subordinated                         Fixed Rate               94986L BE3

--------------------------------
(1) Approximate. The initial principal balance shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial principal balance of such class. The maximum initial principal balance of a class of exchangeable REMIC certificates represents the initial principal balance of such class prior to any exchanges. The maximum initial principal balance of a class of exchangeable certificates represents the maximum principal balance of such class that could be issued in an exchange. The initial principal balances and maximum initial principal balances are subject to adjustment.

(2) Exchangeable certificates are designated as "E" and exchangeable REMIC certificates are designated as "ER" in the table above. Each of the classes designated with an "E" or an "ER" is exchangeable, in combination with other classes or individually as specified in Schedule I, for certain other class or classes of certificates.

(3) The following table describes the methodology for determining the pass-through rates for the floating rate and inverse floating rate certificates.

                                                                        Maximum
                                                          Minimum        Pass-
                  Initial Pass-       Pass-Through      Pass-Through    Through
 Class            Through Rate        Rate Formula          Rate          Rate
--------------------------------------------------------------------------------
Class I-A-5          5.770%          LIBOR + 0.450%        0.450%        7.000%
Class I-A-6          7.380%      39.300% - (LIBOR x 6)     0.000%       39.300%
Class II-A-5         5.770%          LIBOR + 0.450%        0.450%        7.000%
Class II-A-6         7.380%      39.300% - (LIBOR x 6)     0.000%       39.300%

      Allocation of Amount to be Distributed on the Class A Non-PO Certificates

      The allocation of the Class A Non-PO Principal Distribution Amount to a Class of Exchangeable REMIC Certificates will be made assuming no exchanges have ever occurred.

      Group I-A Certificates

      On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

      first, to the Class I-A-R Certificates; and

      second, concurrently, to the Class I-A-1 and Class I-A-7 Certificates, pro rata.

      Group II-A Certificates

      On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group II-A Certificates, concurrently, to the Class II-A-1 and Class II-A-7 Certificates, pro rata.

      Calculation and Allocation of Amount to be Distributed on the Classes of Exchangeable Certificates

      In the event that all or a portion of a Class of Exchangeable REMIC Certificates is exchanged for a proportionate portion of an Exchangeable Combination, such Exchangeable Combination will receive its proportionate share of the principal distributions otherwise payable to such Class of Exchangeable REMIC Certificates. Such amount will then be distributed to the individual Classes of Exchangeable Certificates included in such Exchangeable Combination in the order of priority assigned to such Classes as set forth below.

      Exchangeable Combination 1

      On each Distribution Date the amount distributable to Exchangeable Combination 1 (as set forth on Schedule I) will be distributed, sequentially, as follows:

      first, to the Class I-A-4 Certificates, up to the Priority I Amount for such Distribution Date; and

      second, sequentially, to the Class I-A-2, Class I-A-3 and Class I-A-4 Certificates.

      Exchangeable Combination 2

      On each Distribution Date the amount distributable to Exchangeable Combination 2 (as set forth on Schedule I) will be distributed, concurrently, to the Class I-A-5 and Class I-A-6 Certificates, pro rata.

      Exchangeable Combination 3

      On each Distribution Date the amount distributable to Exchangeable Combination 3 (as set forth on Schedule I) will be distributed, sequentially, as follows:

      first, to the Class II-A-4 Certificates, up to the Priority II Amount for such Distribution Date; and

      second, sequentially, to the Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

      Exchangeable Combination 4

      On each Distribution Date the amount distributable to Exchangeable Combination 4 (as set forth on Schedule I) will be distributed, concurrently, to the Class II-A-5 and Class II-A-6 Certificates, pro rata.

      The "Priority I Amount" for any Distribution Date means the product of (i) the Priority I Percentage, (ii) the Shift Percentage and (iii) the portion of the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates available to be distributed on the Class I-A-1 Certificates on such Distribution Date.

      The "Priority I Percentage" on any Distribution Date means the Maximum Principal Balance of the Class I-A-4 Certificates divided by the sum of the Maximum Principal Balances of the Class I-A-2, Class I-A-3 and Class I-A-4 Certificates.

      The "Priority II Amount" for any Distribution Date means the product of
(i) the Priority II Percentage, (ii) the Shift Percentage and (iii) the portion of the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates available to be distributed on the Class II-A-1 Certificates on such Distribution Date.

      The "Priority II Percentage" on any Distribution Date means the Maximum Principal Balance of the Class II-A-4 Certificates divided by the sum of the Maximum Principal Balances of the Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

      The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                                         Shift
                Distribution Date Occurring In                        Percentage
--------------------------------------------------------------------------------
December 2007 through November 2012...............................           0%
December 2012 through November 2013...............................          30%
December 2013 through November 2014...............................          40%
December 2014 through November 2015...............................          60%
December 2015 through November 2016...............................          80%
December 2016 and thereafter......................................         100%

      Any amounts of principal distributed on a Distribution Date to any Class of Exchangeable Certificates will be allocated among the outstanding Certificates of such Class, pro rata, in accordance with their respective Percentage Interests.

                                   SCHEDULE I

                              EXCHANGEABLE SCHEDULE

------------------------------------------------------- ---------------------------------------------------------
              Exchangeable REMIC Class                                     Exchangeable Class
              ------------------------                                     ------------------
------------------------------------------------------- ---------------------------------------------------------
      Exchangeable                Maximum Initial                                     Maximum Initial Principal
       REMIC Class             Principal Balance(1)      Exchangeable Combination             Balance(1)
---------------------------- -------------------------- --------------------------- -----------------------------

---------------------------- -------------------------- --------------------------- -----------------------------
                                                        Exchangeable Combination 1
---------------------------- -------------------------- --------------------------- -----------------------------
          I-A-1                    $741,958,000                   I-A-2                     $577,362,000
---------------------------- -------------------------- --------------------------- -----------------------------
                                                                  I-A-3                      $16,204,000
---------------------------- -------------------------- --------------------------- -----------------------------
                                                                  I-A-4                     $148,392,000
---------------------------- -------------------------- --------------------------- -----------------------------

---------------------------- -------------------------- --------------------------- -----------------------------
                                                        Exchangeable Combination 2
--------------------------- -------------------------- --------------------------- -----------------------------
          I-A-1                    $741,958,000                   I-A-5                     $635,964,000
---------------------------- -------------------------- --------------------------- -----------------------------
                                                                  I-A-6                     $105,994,000
---------------------------- -------------------------- --------------------------- -----------------------------

---------------------------- -------------------------- --------------------------- -----------------------------
                                                        Exchangeable Combination 3
---------------------------- -------------------------- --------------------------- -----------------------------
         II-A-1                    $501,847,000                   II-A-2                    $335,007,000
---------------------------- -------------------------- --------------------------- -----------------------------
                                                                  II-A-3                     $66,471,000
---------------------------- -------------------------- --------------------------- -----------------------------
                                                                  II-A-4                    $100,369,000
---------------------------- -------------------------- --------------------------- -----------------------------

---------------------------- -------------------------- --------------------------- -----------------------------
                                                        Exchangeable Combination 4
---------------------------- -------------------------- --------------------------- -----------------------------
         II-A-1                    $501,847,000                   II-A-5                    $430,154,000
---------------------------- -------------------------- --------------------------- -----------------------------
                                                                  II-A-6                     $71,693,000
---------------------------- -------------------------- --------------------------- -----------------------------


(1) Except as otherwise indicated, Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the Maximum Initial Principal Balances of the indicated Classes bear to one another as shown above.


                                      S-1